Gulf Resources Reports Second Quarter 2010 Results

    NEW YORK & SHANDONG PROVINCE, China, Aug. 16 /PRNewswire-Asia-FirstCall/ -- Gulf Resources, Inc. (Nasdaq: GFRE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its financial results for the second quarter ended June 30, 2010.

Second Quarter 2010 Highlights
--	Revenue was $46.8 million for the three months ended June 30, 2010, a year-over-year increase of 58.0%
--	Gross profit was $23.1 million for the three months ended June 30, 2010, a year-over-year increase of 75.4%
--	Gross margin increased to 49.3% from 44.4% for the three months ended June 30, 2010
--	Income from operations was $21.9 million for the three months ended June 30, 2010, a year-over-year increase of 82.0%
--	Operating margin was 46.8%, compared to 40.6% for the three months ended June 30, 2010
--	Net income was $16.4 million, or $0.47 per basic and diluted share for the three months ended June 30, 2010, an increase of 83.1% from $9.0 million, or $0.29 per basic and diluted share, a year ago
--	Cash totaled $55.2 million as of June 30, 2010
--	Acquired bromine and crude salt production assets, bringing total annual bromine production capacity to 46,300 tonnes and annual crude salt production capacity to 550,000 tonnes
--	Completed production line for wastewater treatment chemical additives and began trial production

    Second Quarter 2010 Results

    "We are pleased to report another strong quarter with solid double-digit growth in both the top and bottom line. Our strong financial performance in the second quarter was mainly due to the positive pricing environment for bromine. For the three months ended June 30, 2010, our average selling price for bromine was $2,801 per tonne, an increase of 67.8% from the corresponding quarter last year," said Xiaobin Liu, the Chief Executive Officer of Gulf Resources. "During the quarter, we continued making progress with our growth strategy by closing our eighth acquisition of bromine and crude salt production assets. We also achieved a milestone in the integration of our two business subsidiaries through the commercialization of bromine-based chemical products as we began trial production of wastewater treatment chemical additives earlier than originally planned."

    Gulf Resources' revenue was $46.8 million for the three months ended June 30, 2010, an increase of 58.0% from $29.6 million for the second quarter of 2009. The increase in net revenue was primarily attributable to growth in the Company's bromine segment as a result of the increased sales price of bromine, which was driven by the strong demand for brominated flame retardants, fumigants, water purification compounds, dyes, medicines, and disinfectants in China. Revenue from the bromine and crude salt product segment was $35.0 million, or 74.8% of total revenue for the three months ended June 30, 2010, an increase of 70.4% from $20.5 million last year.

    Revenue from the chemical products segment was $11.8 million, or 25.2% of total revenue, for the three months ended June 30, 2010, an increase of 29.9% from $9.1 million in the corresponding period last year. The increase in revenue from the Company's chemical product segment was mainly due to the strong demand for environmentally friendly oil and gas exploration chemicals and agricultural intermediaries, which the Company upgraded at the end of last year.

    Gross profit for the three months ended June 30, 2010 totaled $23.1 million, compared to $13.1 million for the second quarter of 2009 and gross profit margin for the three months ended June 30, 2010 was 49.3%, compared to 44.4% for the corresponding three-month period last year. The improved gross profit margin was mainly due to the higher sales prices of bromine and crude salt, which increased faster than the cost of net revenue in the segment.

    Selling, general and administrative expenses for the three months ended June 30, 2010 were $0.8 million, compared with $1.0 million for the second quarter of 2009. The decrease was primarily due to a reclassification of certain compensation expenses. Research and development expenses were $0.4 million, up from $0.1 million a year ago due to activities related to the new production line for wastewater treatment chemical additives.

    Income from operations for the three months ended June 30, 2010 was $21.9 million, an increase of 82.0% compared with $12.0 million for the corresponding quarter of 2009. Operating margin was 46.8% for the three months ended June 30, 2010, compared with 40.6% for the second quarter of 2009.

    For the three months ended June 30, 2010, the Company incurred other income of $59,772 million compared with other income of $23,729 for the corresponding quarter last year.

    Income taxes were $5.5 million for the three months ended June 30, 2010, an increase of 79.2% from $3.1 million for the second quarter of 2009. The Company's effective income tax rate was 25.1% compared to 25.5% in the year ago period.

    Net income was $16.4 million for the three months ended June 30, 2010, an increase of 83.1% from $9.0 million for the second quarter of 2009. Basic and diluted earnings per share for the second quarter of 2010 were $0.47 compared to $0.29 per basic and diluted share for the second quarter of 2009.

    Weighted average number of diluted shares for the three months ended June 30, 2010 was 34,738,667 compared with 30,542,211 for the three months ended June 30, 2009.

    Results for Six Months

    Revenues for the six months ended June 30, 2010 were $76.4 million, up 43.6% from revenues of $53.2 million for the six months ended June 30, 2009. Gross profit for the six months ended June 30, 2010 was $36.5 million, up 57.2% from gross profit of $23.2 million for the corresponding period of 2009. Gross margin was 47.8%, compared to 43.7% for the first six months of 2009. Operating income was $32.9 million, up 57.6% from $20.9 million for the first six months of 2009. Net income was $24.4 million, or $0.71 and $0.70 per basic and diluted share, respectively, compared to $15.5 million, or $0.52 per basic and diluted share, for the same period a year ago.

    Financial Condition

    As of June 30, 2010, Gulf Resources had cash of $55.2 million, current liabilities of $20.9 million, and shareholders' equity $161.3 million. At quarter end, the Company had working capital of $61.1 million and a current ratio of 3.9:1. For the six months ended June 30, 2010, the Company generated $27.9 million in cash flow from operations, primarily attributable to net income, and used $20.9 million in investing activities, mainly for the construction of waste water chemical additives production line and acquisitions of bromine assets.

    The Company believes its available funds and cash flows generated from operations are sufficient to meet its anticipated ongoing operating needs for the next twelve months. However, the Company will likely need to raise additional capital in order to execute its ongoing program of acquiring unlicensed bromine and other properties.

    Business Outlook

    For the second half of the year, Gulf Resources plans to increase research and development activities in end-user markets for bromine and is assessing technologies as well as acquisition opportunities that increase its competitiveness in downstream industries.

    "This year we will make a push for R&D in order to increase our competitiveness in downstream bromine-based products, such as water treatment chemicals and pharmaceutical intermediates, and to diversify our revenue sources," said Mr. Liu. "We continue to evaluate acquisition targets to expand our market share in bromine and crude salt production. With a limited number of licensed properties in the bromine market, we expect to solidify our market leadership with future acquisitions and increase production capacity to meet the solid demand of bromine and crude salt end user markets in China. Despite the increase in market prices, we believe we are able to execute on our expansion plan given our strong cash flow, healthy balance sheet and access to the capital markets.

    "Following the rapid increase in the first half of the year, we have seen market prices of bromine begin to stabilize. However, we have successfully renegotiated contract prices with all of our major customers near current levels. We believe the new contract prices will allow us to benefit from the strong pricing environment and maintain our profitability," concluded Mr. Liu.

    The Company reiterates guidance for revenue between $146 million and $150 million and net income between $44 million and $46 million for fiscal year 2010. This guidance does not take into account the Company's most recent acquisition of bromine and crude salt production assets.

    Conference Call

    Gulf Resources' management will host a conference call on Tuesday, August 17, 2010 at 9:00 AM Eastern Time to discuss its financial results for the second quarter 2010 ended June 30, 2010. Hosting the call will be Mr. Xiaobin Liu, CEO of Gulf Resources and Mr. David Wang, VP Finance of Gulf Resources. To participate in this live conference call, please dial +1 (877) 440-3774 five to ten minutes prior to the scheduled conference call time. International callers should call +1 (706) 902-4014. The conference participant pass code is 90897399. A replay of the conference call will be available for 14 days starting from 10:00 AM ET on Tuesday, August 17, 2010. To access the replay, call +1 (800) 642-1687. International callers should call +1 (706) 645-9291. The pass code is 90897399. This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.gulfresourcesinc.cn/webcasts.html. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

    About Gulf Resources, Inc.

    Gulf Resources, Inc. operates through two wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC") and Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil & gas field explorations and as papermaking chemical agents. For more information, visit http://www.gulfresourcesinc.cn.

    Forward-Looking Statements

    Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, the market price of bromine, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)
(UNAUDITED)

	June 30, 2010	December 31, 2009
Current Assets
Cash	$55,197,372	$45,536,735
Accounts receivable	25,057,316	14,960,002
Inventories	630,835	650,332
Prepayment and deposit	918,354	233,330
Prepaid land lease	58,850	46,133
Deferred tax asset	107,205	85,672
Other receivable	--	2,195,208
Total Current Assets	81,969,932	63,707,412
Property, plant and equipment, net	99,462,015	81,993,894
Prepaid land lease, net of current portion	716,858	721,862
Total Assets	$182,148,805	$146,423,168

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	$10,642,759	$5,823,745
Retention payable	1,104,750	660,150
Due to related parties	232,400	1,190
Taxes payable	8,889,490	5,555,113
Total Current Liabilities	20,869,399	12,040,198
Total Liabilities	20,869,399	12,040,198

Stockholders' Equity
PREFERRED STOCK ; $0.001 par value; 1,000,000 shares authorized none outstanding	$--	$--
COMMON STOCK; $0.0005 par value; 100,000,000 shares authorized; 34,640,007 and 34,541,066 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	17,320	17,271
Additional paid in capital	66,533,170	64,718,026
Retained earnings unappropriated	84,226,870	59,808,289
Retained earnings appropriated	5,679,769	5,679,769
Cumulative translation adjustment	4,822,277	4,159,615
Total Stockholders' Equity	161,279,406	134,382,970
Total Liabilities and Stockholders' Equity	$182,148,805	$146,423,168

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

NET REVENUE
Net revenue	$46,751,809	$29,590,897	$76,445,227	$53,224,436

OPERATING EXPENSES
Cost of net revenue	(23,689,903)	(16,445,804)	(39,925,402)	(29,986,744)
Sales, marketing and other operating expenses	(75,687)	(5,902)	(75,687)	(10,783)
Research and development cost	(377,220)	(125,095)	(502,422)	(250,065)
General and administrative expenses	(731,593)	(990,539)	(3,009,084)	(2,085,038)
	(24,874,403)	(17,567,340)	(43,512,595)	(32,332,630)

INCOME FROM OPERATIONS	21,877,406	12,023,557	32,932,632	20,891,806

OTHER INCOME (EXPENSES)
Interest expense	(52)	(33)	(226)	(27,043)
Interest income	59,824	23,762	113,584	45,792
Sundry income	--	--	21,998	--
INCOME BEFORE TAXES	21,937,178	12,047,286	33,067,988	20,910,555

INCOME TAXES	(5,510,733)	(3,075,682)	(8,649,407)	(5,405,837)
NET INCOME	$16,426,445	$8,971,604	$24,418,581	$15,504,718

EARNINGS PER SHARE:
BASIC	$0.47	$0.29	$0.71	$0.52
DILUTED	$0.47	$0.29	$0.70	$0.52

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC	34,587,479	30,542,211	34,574,514	29,860,581
DILUTED	34,738,667	30,542,211	34,750,714	29,860,581

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

NET INCOME	$16,426,445	$8,971,604	$24,418,581	$15,504,718
OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	682,398	(6,200)	662,662	(55,638)
COMPREHENSIVE INCOME	$17,108,843	$8,965,404	$25,081,243	$15,449,080

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)

	Six Months Ended June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$24,418,581	$15,504,718
Adjustments to reconcile net income
Amortization of warrants	--	309,500
Amortization of prepaid expenses	46,379	7,983
Amortization of prepaid expenses by shares issued for consulting fee	--	32,232
Depreciation and amortization	4,787,674	3,026,880
Stock-based compensation expense	1,188,966	--
Deferred tax asset	(21,445)	--
Bad debt provision	--	61,455
Changes in assets and liabilities
Accounts receivable	(10,055,752)	(475,162)
Inventories	19,405	88,034
Prepayment and deposit	(682,423)	(410,997)
Accounts payable and accrued expenses	4,920,174	419,562
Taxes payable	3,320,663	691,379
Net cash provided by operating activities	27,942,222	19,255,584

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions of prepaid land lease	(50,940)	--
Purchase of property, plant and equipment	(20,283,022)	(15,663,051)
Construction in progress	(551,699)	(3,299,175)
Net cash used in investing activities	(20,885,661)	(18,962,226)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Proceeds from exercising stock options	18,000	--
Proceeds from private placement	2,192,919	--
Advance from a related party	231,210	6,829,785
Net cash provided by financing activities	2,442,129	6,829,785

EFFECTS OF EXCHANGE RATE CHANGE ON CASH	161,947	(43,992)
NET INCREASE IN CASH & CASH EQUIVALENT	9,660,637	7,079,151
CASH & CASH EQUIVALENT - BEGINNING OF PERIOD	45,536,735	30,878,044
CASH & CASH EQUIVALENT - END OF PERIOD	$55,197,372	$37,957,195

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$6,157,079	$4,615,907
Interest paid	$226	$27,009
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
Issuance of common stock for settlement of stockholder's notes payable	$--	$21,287,493

Issuance of common stock for acquiring property, plant and equipment	$608,227	$615,000

Issuance of common stock for exercising warrants	$8	$--

For further information, please contact:

Gulf Resources, Inc.
     David Wang, VP of Finance
     Email: gfre.2008@vip.163.com

Helen Xu
     Email: beishengrong@vip.163.com
     Web:   http://www.gulfresourcesinc.cn/

CCG Investor Relations
     Mr. Crocker Coulson, President
     Phone: +1-646-213-1915
     Email: crocker.coulson@ccgir.com
     Web:   http://www.ccgirasia.com/

SOURCE  Gulf Resources, Inc.